Ernst & Young LLP Letterhead


August 13, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated August 13, 1998 of Auto-Graphics, Inc. and are in agreement with the statements contained in paragraphs 4 A., B., and C. on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


						Very truly yours,


						/s/  Ernst & Young LLP



Mr. Robert S. Cope, President, Auto-Graphics, Inc.